UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on September 27, 2023, Orgenesis Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive trading days, the closing bid price for the Company’s common stock was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

In accordance with Nasdaq Listing Rules, the Company was provided an initial period of 180 calendar days (the “Initial Compliance Period”) to regain compliance with the Bid Price Requirement. The Initial Compliance Period ended on March 25, 2024. To regain compliance, the closing bid price of the Company’s common stock was required to meet or exceed $1.00 per share for a minimum of 10 consecutive business days during the Initial Compliance Period. The Company did not evidence compliance with the Bid Price Requirement during the Initial Compliance Period. On March 26, 2024, the Company received a new letter (the “Notice”) from the Staff stating that it had determined to grant the Company an extension through September 23, 2024 to evidence compliance with the Bid Price Requirement. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. According to the Notice, if at any time before September 23, 2024, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Bid Price Requirement and the common stock will continue to be eligible for listing on The Nasdaq Capital Market. If, however, compliance with the Bid Price Requirement cannot be demonstrated by September 23, 2024, the Staff will provide written notification that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Panel. There can be no assurance that, if the Company does appeal the Staff’s delisting determination to the Panel, such appeal would be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: March 27, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary